UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 6, 2015

Furmanite Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-05083	74-1191271
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10370 Richmond Avenue, Suite 600 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	713-634-7777

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On May 6, 2015, Furmanite Corporation (the “Company”) entered into a settlement agreement (the “Settlement Agreement”) with Mustang Capital Management, LLC (“Mustang”), John K.H. Linnartz, Jeffery G. Davis and David E. Fanta (Mr. Linnartz, Mr. Davis, Mr. Fanta and Mustang collectively the “Mustang Parties”) pursuant to which the Company and the Mustang Parties settled the previously pending proxy contest for the election of directors at Furmanite’s 2015 Annual Meeting of Stockholders. Pursuant to the Settlement Agreement, on May 6, 2015, the Furmanite board of directors expanded the size of the board to seven directors and appointed Mr. Linnartz, Mr. Davis and Mr. Fanta (the “Mustang Nominees”) to fill the resulting vacancies (including the vacancy created by the retirement of Sangwoo Ahn from the Furmanite Board effective as of the execution of the Settlement Agreement). In addition, the Company agreed to nominate each of the Mustang Nominees for election to the Furmanite board of directors at the 2015 Annual Meeting alongside the Company’s previously recommended director nominees. Pursuant to the Settlement Agreement, Mustang will also have certain replacement rights in the event these nominees are unable to serve as directors, and the independent directors other than the Mustang Nominees will have certain replacement rights in the event such persons are unable to serve as directors. Each Board Committee will include at least one of the Mustang Nominees. The specific committees which the Mustang Nominees will join has not yet been determined.
The Furmanite board of directors has also formed a transaction committee of the board consisting of Joseph E. Milliron, Kevin R. Jost and David E. Fanta, which will have responsibility for overseeing any sale process involving the Company, for evaluating the previously announced indication of interest received by the Company, and for evaluating any other alternative transaction proposals received by the Company and making a recommendation to the full board of directors with respect to such matters.
The Settlement Agreement contains various other terms and provisions, including with respect to standstill and voting commitments entered into by the Mustang Parties, Company reimbursement of the Mustang Entities’ out-of-pocket, documented expenses in connection with the nomination of the Mustang Nominees and the Company’s 2015 Annual Meeting of Stockholders, mutual releases of claims among the parties with respect to the nomination of directors at the 2015 Annual Meeting of Stockholders and related matters and the Mustang Entities’ withdrawal of certain litigation. The Settlement Agreement is attached as Exhibit 10.1 and is incorporated by reference. The foregoing description of the Settlement Agreement is qualified in its entirety by reference to such exhibit.
Except for the Settlement Agreement, there were no arrangements or understandings pursuant to which any of Mr. Linnartz, Mr. Davis and Mr. Fanta was appointed to the Furmanite board of directors, and since the beginning of the last fiscal year, there have been no related party transactions between the Company and any of the director appointees.
Mr. Davis, age 60, currently serves as Chairman and is the former Chief Executive Officer of The Brock Group, a leading provider of industrial specialty services to clients around the world with headquarters in Houston, Texas. The Brock Group's 17,000-plus employees support routine maintenance, turnarounds and capital projects by providing various services, including scaffolding and work access, insulation, coatings/linings, fireproofing and support services. Mr. Davis joined The Brock Group in 1977 and held several senior management positions prior to his promotion to President in 2007 and Chief Executive Officer in 2008. Mr. Davis was elected to the board of directors of The Brock Group in 2008 and became Chairman in 2014. Mr. Davis also served in various officer capacities for certain subsidiaries of The Brock Group. Under Mr. Davis's leadership, The Brock Group has experienced significant growth by integrating multiple acquisitions, growing market share during the economic downturn and maintaining focus on safety excellence and customer service, process driven solutions, and innovations. Mr. Davis participates in many industry associations and community organizations as an advocate or active member. Mr. Davis's engagement and leadership both in business and the community have been recognized by his peers through his nomination for the Ernst & Young Entrepreneur of the Year Award, where he was named a finalist in both 2013 and 2014. Mr. Davis's current board memberships include the following: non-voting member of the Executive Committee and Representative to the Board of American Fuel and Petrochemical Manufacturers (AFPM); board member of the National Center For Construction and Educational Research (NCCER); board member of the Industrial Contractors Council of Associated Builders and Contractors; and board member of Junior Achievement of Southeast Texas (Houston Chapter). Mr. Davis also has over 25 years of active leadership in the National Association of Corrosion Engineers (NACE International) and is an active member of the Construction Users Round Table (CURT).

Mr. Fanta, age 55, served as the President, Chief Executive Officer and Director of Total Safety U.S. Inc. ("Total Safety"), Houston, Texas from 2005 to 2013. In this position, he was responsible for leading the privately held safety services company through a period of rapid growth and geographic expansion. Total Safety operates from 150 locations in 21 countries and its 3,200-plus employees serve blue chip energy and industrial clients globally. Under Mr. Fanta's leadership, Total Safety's EBITDA grew more than 10 times through significant organic growth, service line expansion and acquisitions, restructuring operations, and sales functions under separate leadership to drive revenue growth and enhance operational performance. Mr. Fanta also directed the acquisition and integration of 16 companies, with most experiencing meaningful post-deal growth and led Total Safety's entrance into key European downstream markets to support global clients' outsourced safety needs. Prior to joining Total Safety as its Chief Operating Officer in 2004, Mr. Fanta served as the President of Industrial Outsourcing Group of Philips Services Corporation ("PSC"), and as Senior Vice President, Philip Services Corporation from 2000 to 2002, where he led the industrial maintenance business unit comprised of 75 operating locations and over 7,500 employees. Mr. Fanta also served as Senior Vice President of PSC Industrial Service Division from 1997 to 2000 and Senior Vice President, Operations of Allwaste, Inc. from 1995 to 1997. Mr. Fanta currently serves as Director of Hoover Container Solutions and Wastewater Specialties, Inc. and is currently a member of the Executive Committee and Board of Junior Achievement of Southeast Texas.
Mr. Linnartz, age 54, has served as the sole Managing Member of Mustang since March 2003. From 2000 to 2003, Mr. Linnartz served as Vice President and Member of the Bank and Thrift Group at Stephens, Inc. Prior to that, Mr. Linnartz was a Limited Partner at J.C. Bradford & Company (now UBS Financial Services). Mr. Linnartz also previously served as a Founding Director of Trinity Bank N.A. (OTCBB:TYBT) located in Fort Worth, Texas, from 2003 to 2006 and as a Director of O.I. Corporation, a then publicly traded provider of innovative products for chemical analysis and monitoring, from 2008 until its sale to ITT Corporation in November 2010. Mr. Linnartz served as Chairman of the Nominating and Corporate Governance Committee of O.I. Corporation from 2008 to 2010, as Chairman of the Audit Committee from 2009 to 2010, and as Co-Chairman of the Board of Directors in 2010.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The information set forth in Item 1.01 is incorporated herein by reference.
On May 6, 2015, Sangwoo Ahn retired from the Furmanite board of directors, effective as of the execution of the Settlement Agreement.
Item 8.01 Other Events.
On May 6, 2015, the Company issued a press release relating to the Settlement Agreement. This press release is attached as Exhibit 99.1 and is incorporated by reference.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Settlement Agreement, dated May 6, 2015 by and among Furmanite, Mustang and the other persons set forth on the signature pages thereto.
99.1	Press Release, dated May 6, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Furmanite Corporation

Date: May 7, 2015	By:	/s/ ROBERT S. MUFF
Robert S. Muff
Chief Financial Officer and Chief Administrative Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Settlement Agreement, dated May 6, 2015 by and among Furmanite, Mustang and the other persons set forth on the signature pages thereto.
99.1	Press Release, dated May 6, 2015.